Exhibit 3.11

SENT BY:	STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:30 PM 08/15/2000
001413994 – 3275113
CERTIFICATE OF FORMATION
OF
AGL NETWORKS, LLC
     The undersigned, being a natural person of age eighteen years or more, acting as the organizer of a limited liability company under the Delaware Limited Liability Company Act (as the same may be amended from time to time, the “Act”), adopts, pursuant to Section 18-201 of the Act, the following Certificate of Formation for such limited liability company (the “Company”).
ARTICLE I
NAME
     The name of the Company shall be AGL Networks, LLC.
ARTICLE II
REGISTERED OFFICE; REGISTERED AGENT
     The initial registered office of the Company shall be c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The initial registered agent of the Company shall be The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. Either the registered office or the registered agent may be changed in the manner provided by law.
     The undersigned does hereby certify, make and acknowledge this Certificate of Formation on this 15th day of August, 2000.

/s/ Johnathan H. Short
Johnathan H. Short

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:52 PM 05/05/2003
FILED 02:13 PM 05/05/2003
SRV 030289497 – 3275113 FILE
Certificate of Amendment to Certificate of Formation
of
AGL NETWORKS, LLC
     It is hereby certified that:
     1. The name of the limited liability company (hereinafter called the “limited liability company”) is AGL NETWORKS, LLC.
     2. The certificate of formation of the limited liability company is hereby amended by striking out the statement relating to the limited liability company’s registered agent and registered office and by substituting in lieu thereof the following new statement:
“The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, DE 19808.”
Executed on 4/23/03

/s/ Paul R. Shlanta
Paul R. Shlanta, Authorized Person

DE LL D-: CERTIFICATE OF AMENDMENT TO CHANGE REGISTERED AGENT/REGISTERED OFFICE 09/00 (DELLCCHG)

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:55 PM 07/01/2010
FILED 05:55 PM 07/01/2010
SRV 100711616 – 3275113 FILE
STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF
AGL NETWORKS, LLC
1.	The name of the limited liability company is AGL Networks, LLC.

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

The name of the limited liability company hereinafter shall be Zayo Fiber Solutions, LLC.

The Registered Office of the limited liability company in the State of Delaware is changed to 160 Greentree Drive, Suite 101, in the City of Dover, Delaware, 19904, in the county of Kent. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is National Registered Agents, Inc.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment on the 1st day of July, 2010.

/s/ Deborah J. Thomas
Deborah J. Thomas, Authorized Person

STATE OF DELAWARE
CERTIFICATE OF CHANGE OF AGENT
AMENDMENT OF LIMITED LIABILITY COMPANY
The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:
1. The name of the limited liability company is Zayo Fiber Solutions, LLC
2. The Registered Office of the limited liability company in the State of Delaware is changed to 1209 Orange Street, in the City of Wilmington, 19801. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is The Corporation Trust Company

By:	/s/ Leslie H. Fry Authorized Person

Name:	Leslie H. Fry, Authorized Person Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:29 PM 07/06/2010
FILED 03:28 PM 07/06/2010
SRV 100718087 – 3275113 FILE